Exhibit 10.1

SEPARATION AGREEMENT

        THIS SEPARATION AGREEMENT is made and entered into as of this 2nd day of March, 2005 by and between William H. Baumhauer (the “Executive”), and Champps Entertainment, Inc., a Delaware corporation (the “Company”).

        W I T N E S S T H:

        WHEREAS, the Executive has been employed by the Company as its President and Chief Executive Officer; and

        WHEREAS, on March 2, 2005 the Executive ceased to be the President and Chief Executive Officer of the Company, ceased all other officer and employee positions with the Company and its subsidiaries, and has agreed to resign his membership on the boards of directors of the Company and its subsidiaries and affiliates; and

        WHEREAS, the Executive and the Company desire to settle fully and finally all matters between them to date, including, but in no way limited to, any issues that might arise out of the Executive’s employment or the termination of his employment;

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.        Employment Agreement. The Executive and the Company agree that the Executive’s termination of employment shall constitute a termination without “cause” as provided in section 9(b) of the Executive’s employment agreement dated as of May 22, 2003 (the “Employment Agreement”), and this Agreement shall constitute a Notice of Termination for purposes of section 11(b) of the Employment Agreement. Except as provided in this Agreement, all payments or other benefits to the Executive may be or become entitled and all continuing obligations to which the Executive will be subject on account of his termination of employment will be determined in accordance with the terms of the Employment Agreement.

        2.        Announcement. The parties agree that any announcement by the Company with respect to the termination of the Executive’s employment will be provided to the Executive prior to its issuance or publication.

        3.        Additional Agreements of the Executive and the Company. Unless otherwise required by a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and a Company, the Executive agrees and promises that he will not make any oral or written statements or reveal any information to any person, company, or agency which are construed to be negative, disparaging or damaging to the reputation or business of the Company, its subsidiaries, directors, officers or affiliates, or which would interfere in any way with the business relations between that Company or any of its subsidiaries or affiliates and any of their customers or potential customers. Unless otherwise required by a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and the Company, the Company agrees and promises that it will not make any oral or written statements or reveal any information to any person, company, or agency which are construed to be negative, disparaging or damaging to the reputation of the Executive.

        In addition, the Executive agrees, upon the execution of this Agreement, to tender his resignation from the board of directors (and any committees thereof) of the Company and from the board of directors of any subsidiary or affiliate of the Company.

        4.        Additional Payments; Releases. If the Board of Directors of the Company (the “Board”), in its discretion, determines on or about September 30, 2005 that (i) the Executive has cooperated fully with the Board and the new chief executive officer of the Company in the transition of his responsibilities to the new chief executive officer and (ii) no material adverse information has been discovered after March 1, 2005 with respect to the Company or the businesses of the Company which is attributable in substantial part to actions taken or not taken prior to March 1, 2005, the Executive shall be entitled to receive his Base Salary (as defined in the Employment Agreement) for an additional four months after payments under the Employment Agreement would otherwise cease; provided, however, that any payments to the Executive otherwise scheduled to be paid after March 15, 2006 will be accelerated to the extent necessary to avoid the imposition of a tax under Section 409A of the Internal Revenue Code of 1986, as amended.

        In consideration of the payments to be received by the Executive under this Section 4 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Executive, upon receipt of a written statement from the Board that the Company will make the payments described above, will provide a release to the Company in the form attached as Exhibit A. In consideration of the Executive’s execution of such a release and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Company, upon receipt of the release from the Executive, will provide a release to the Executive in the form attached as Exhibit B.

        5.        Scope of Agreement; Enforceability. This Agreement constitutes the entire understanding and agreement between the Company and the Executive with regard to all matters herein and supersedes all prior oral and written agreements and understandings of the parties with respect to such matters, whether express or implied, other than the Employment Agreement and the stock option agreements.

        This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs, beneficiaries and/or legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.

        The invalidity or unenforceability of a particular provision of this Agreement shall not affect the enforceability of any other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

        6.        Amendments/Waiver. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

        7.        Colorado Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without reference to its choice of law provisions.

        8.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the date first above written.

CHAMPPS ENTERTAINMENT, INC.

By:/s/ Donna Depoian
      Name: Donna Depoian
      Title: VP of Legal Counsel

By:/s/ William H. Baumhauer
      Name: William H. Baumhauer

Exhibit A

FORM OF RELEASE AGREEMENT

        I, William H. Baumhauer, have agreed to execute and be bound by this Release in exchange for the determination by the Board of Directors of Champps Entertainment, Inc. (the “Company”) to pay the additional severance payments described in Section 4 of my Separation Agreement with the Company, dated as of March 2, 2005 (the “Separation Agreement”) with respect to the termination of my employment with the Company effective as of March 2, 2005 and upon the end of the transition period ending on September 30, 2005. I understand that my eligibility for the additional payments under Section 4 of the Separation Agreement is expressly contingent upon my executing, delivering and not revoking this Release. Under the terms of this Release, I am waiving any rights to bring claims against the Company and any affiliates thereto and against various other persons with respect to my employment, the cessation of my employment or otherwise, except as specifically and expressly allowed by this Release. This is a legally binding document.

        1.     In exchange for the agreement of the Company to make the payments described in Section 4 of the Separation Agreement, I hereby release the Company and all of its past and/or present subsidiaries, divisions and affiliates, and their officers, directors, stockholders, partners, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, successors and assigns, in their individual and/or representative capacities (collectively referred to as “the Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever (“Claims”) that I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees, whether known or unknown to me, by reason of my employment and/or the cessation of my employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, including, without limitation, any and all Claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State and New York City Human Rights Laws, the New York Labor Laws or comparable Colorado laws, to the extent applicable, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment, as well as any and all Claims under federal and state contract or tort law. However, I am not releasing any Claims (i) for the benefits described in my Employment Agreement with the Company, dated as of May 22, 2003 (the “Employment Agreement”) or in the Separation Agreement, (ii) regarding any right I may have under any benefit plan or program maintained by the Company, (iii) regarding any rights for indemnification I may have under the Employment Agreement, (iv) regarding any rights I may have under any directors’ and officers’ insurance policies maintained by the Company or (v) regarding any rights that I may have under any stock option agreements with the Company (collectively, the “Excluded Claims”).

        2.     I represent that I have not filed, and will not hereafter file, any lawsuit against the Releasees relating to my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than with respect to any Excluded Claims.

        3.     I understand and agree that if I commence, continue, join in, or in any other manner attempt to assert any Claim (other than with respect to any Excluded Claims) released herein against the Releasees, or otherwise violate the terms of this Release, I agree to reimburse the Releasees for all attorneys’ fees and expenses incurred by any of them in defending against such a lawsuit, provided that the right of the Releasees to receive the foregoing payments is without prejudice to their other rights hereunder, including any waiver and release of any and all Claims (other than the Excluded Claims) against the Releasees.

        4.     I understand and agree that the Company’s payments to me and my signing of this Release do not in any way indicate that I have any viable Claims against the Releasees or that any of the Releasees admits any liability to me whatsoever.

        5.     I agree to keep the terms of this Release in strict confidence, except where necessary to comply with or enforce this Release or as may be required by any applicable law, regulation or judicial process. Notwithstanding the foregoing, I understand that I may disclose the terms of this Release and provide a copy hereof to my immediate family and my financial and legal advisors.

        6.     I understand that if any provision of this Release or my compliance with any provision of this Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on me.

        7.     I have read this Release carefully, have been given at least twenty-one (21) days to consider all of its terms, have been advised to consult with an attorney and any other advisors of my choice, and fully understand that by signing below I am giving up any right that I may have to sue or bring any Claims (other than the Excluded Claims) against the Releasees. I have not been forced or pressured in any manner whatsoever to sign this Release, and I agree to all of its terms voluntarily.

        8.     I understand that I have seven (7) days from the date I have signed this Release below to revoke my signature, that this Release will not become effective until the eighth (8th) day following the date that I have signed this Release, and that if I revoke my signature, I will not be entitled to the payments from the Company described in Section 4 of the Separation Agreement.

        9.     I understand and agree that this Release will be governed by the law of the State of Colorado, to the extent not preempted by federal law.

By:___________________________
Name:
Title:

Dated:

Exhibit B

FORM OF RELEASE AGREEMENT

        This release (“Release”) is made by Champps Entertainment, Inc., a Delaware corporation (“Company”) in consideration of and subject to the terms and conditions set out in the Separation Agreement dated as of March 2, 2005 between the Company and William H. Baumhauer (the “Executive”) to which this Release is attached.. The Executive has been employed by Company as its President and Chief Executive Officer since July 1999.

        1.        In consideration for the promises made by the parties under the Separation Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby releases and forever discharges, except as expressly provided herein, the Executive and his successors and assigns, past and present (the “Released Parties”), jointly and individually, from any and all claims, obligations, demands, damages, causes of action or liabilities of any nature or kind whatsoever, known or unknown, which the Company and/or a subsidiary or affiliate of the Company ever had or now has arising out of or in any way connected with the Executive’s employment with, and/or separation from, the Company and/or its subsidiaries and affiliates including, but not limited to, claims arising under or relating to the employment agreement dated as of May 22, 2003 between the Company and the Executive, and the Executive’s services as a director of the Company; provided, however, that this release does not include, and specifically excludes, any and all claims, obligations, demands, damages, causes of action or liabilities relating to or arising out of any criminal conduct or any claims as to which indemnification of a director or officer of the Company would be unavailable under the By-Laws of the Company or under Delaware law.

        2.        The Company agrees not to make, assert or maintain (either directly or indirectly through a subsidiary or affiliate of the Company) any charge, claim, demand or action which would be covered by this release. If the Company breaches this provision, it agrees to indemnify the Released Parties for any attorneys’ fees and expenses incurred by any of them in defending against such a lawsuit.

Champps Entertainment, Inc.

By:___________________________
Name:
Title:

Dated: